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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                 January 19, 1999


                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

Islands of Bermuda           1-14180                      13-3867424
(State or other            (Commission                 (IRS Employer
jurisdiction of            File Number)               Identification
incorporation)                                                Number


   c/o Loral SpaceCom Corporation,
   600 Third Avenue, New York, New York                      10016
 (Address of principal executive offices)                  (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
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Item 5.  Other Events.


                  On January 19, 1999, Loral Space & Communications Ltd. ("Loral") announced that had entered into an agreement to sell $350 million of its 9 1/2% Senior Notes due 2006 in an offering exempt from registration.


                  Loral, which owns, directly or indirectly, approximately 42% of Globalstar, L.P. on a fully-diluted basis, expects to apply a portion of the proceeds from the sale of the notes towards the purchase of $150,000,000 of the proposed Convertible Preferred Stock offering of Globalstar Telecommunications Limited to maintain its approximate percentage ownership, with the remaining proceeds to be used for general corporate purposes, including investment in Loral's core businesses (which may include additional investments in Globalstar), and to pursue satellite service opportunities worldwide.


                  The press release of the registrant dated January 19, 1999, a copy of which is attached hereto as Exhibit 99.1 is hereby incorporated by reference.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (c)      Exhibits.

Exhibit 99.1               Press Release of Loral Space & Communications Ltd.
                           dated January 19, 1999
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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LORAL SPACE & COMMUNICATIONS LTD.
                                              (Registrant)


Date: January 19, 1999                      By: /s/ Eric J. Zahler
                                                -------------------------------
                                               Eric J. Zahler
                                               Senior Vice President
                                               General Counsel and Secretary

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                                  EXHIBIT INDEX


Exhibit           Description

Exhibit 99.1 Press Release of Loral Space and Communications Ltd. dated January 19, 1999